UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 13, 2019

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	000-02382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

MTS Systems Corporation (the “Company”) held its virtual annual meeting of shareholders on February 13, 2019 (the “Annual Meeting”). A total of 16,902,465 shares of the Common Stock, representing approximately 94.5% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by proxy at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:

Proposal 1. All of the seven nominees for director were elected to serve until the next annual meeting of shareholders or until their successors are duly elected. The result of the votes to elect the seven directors was as follows:

Name	For	Withheld	Broker Non-Votes
David J. Anderson	15,133,739	78,255	1,690,471
Jeffrey A. Graves	14,977,011	234,983	1,690,471
David D. Johnson	15,140,050	71,944	1,690,471
Randy J. Martinez	15,139,435	72,559	1,690,471
Michael V. Schrock	15,038,547	173,447	1,690,471
Gail P. Steinel	14,203,847	1,008,147	1,690,471
Chun Hung (Kenneth) Yu	15,036,369	175,625	1,690,471

Proposal 2. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 28, 2019, was ratified by the vote set forth below:

For	Against	Abstain
16,810,190	91,023	1,252

Proposal 3. The compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting was approved on an advisory basis by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
14,922,852	249,303	39,839	1,690,471

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date:	February 14, 2019	By:	/s/ BRIAN T. ROSS
Brian T. Ross
Senior Vice President and Chief Financial Officer

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